                                                                   EXHIBIT 10.14

        CERTIFICATE OF INCORPORATION OF NU HORIZON'S ELECTRONICS CORP.


     1.   The name of the Corporation is NU HORIZONS ELECTRONICS CORP.

     2. The address of the registered office of the Corporation in Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent is The Corporation Trust Company.

     3. The Purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The aggregate number of shares which the Corporation shall have the authority to issue is eleven million (11,000,000), consisting of ten million (10,000,000) shares of Common Stock of the par value of one ($.01) cent per share and one million (1,000,000) shares shall be shares of Preferred Stock of the par value of one ($1.00) dollar per share. The Preferred Stock may be issued in Series and the number, designations relative rights, preferences and limitation of shares of each series of Preferred Stock one ($1.00) dollar per share par value shall be fixed by the Board of Directors.

          The holders of Common Stock shall be entitled to one vote for each share held; the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; and in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

     5. The affairs, business and property of the Corporation shall be managed and controlled by the Board of Directors. The number of directors of the Corporation shall not be less than three nor more than eleven, shall be initially fixed at five and may thereafter be changed from time to time by action of not less than a majority of the members of the Board then in office.

          The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office for one class expiring each year. The initial Board of Directors shall consist of one director of the first class to be elected to hold office for a term expiring at the first annual meeting of stockholders, two directors of the second class to be elected to hold office for a term expiring at the second annual meeting of stockholders and two directors of the third class to be elected to hold office for a term expiring at the third annual meeting of stockholders. At each annual meeting of stockholders the successors, to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

          Any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, acting by not less than a majority of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

          Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any director or the entire Board, of Directors of the Corporation may be removed only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

          As used in this Certificate of Incorporation, (1) the term "other entity" shall include any individual, corporation, partnership, person or entity and any other entity with which it or its "affiliate" or "associate" as those terms are defined in Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933; and (2) the term "continuing director" shall mean a member of the initial Board of Directors of the Corporation, or a member of the Board of Directors of the Corporation who was elected by the public stockholders prior to the time that such other entity acquired shares of stock of the Corporation entitling such other entity to exercise in excess of ten (10%) percent of the total voting power of all classes of stock of the Corporation entitled to vote in the election of directors, or a member of the Board of Directors of the Corporation who was elected or nominated for election by a majority of continuing directors.

     6. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations other than by the Board of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors.

          Each notice shall set forth (i) the name, age and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (iv) the principal occupation or employment of each such nominee; (v) a description of all arrangements or understandings between the stockholder and each such nominee and any 'other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(vi) such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Corporation; and
(vii) the consent of each such nominee to serve as a director of the Corporation if so elected. The Chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          Except as required in the By-Laws no election need be by written ballot.

     7. The vote of stockholders of the Corporation required to approve any Business Combination shall be as set forth in this Article 7. The term "Business Combination" shall have the meaning ascribed to it in (a) (B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it -in (c) of this Article.

          (a)(A) In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in (b) of this Article 7;

          (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation or entity (whether or not itself is an Interested Stockholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Stockholder; or

          (2) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

          (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of any Affiliate or any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such interested Stockholder (or such Affiliate) from the Corporation or a Subsidiary; or

          (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of and Interested Stockholder; or

          (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding-shares of any class or series of stock or securities convertible into the stock of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any affiliate of any Interested Stockholder;

     shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

          (B) The term "Business Combination" as used in this Article 7 shall mean any transaction that is referred to in any one or more clauses (1) through (5) of (a) (A) of this Article 7.

          (b) The provisions of (a) of this Article 7 shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following' paragraphs (A) and (B) are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Certificate of Incorporation;

          (A) such Business Combination shall have been approved by a majority of the Disinterested Directors, or

          (B) each of the six conditions specified in the following clauses (1) through (6) shall have been met:

               (1) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or
               (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                    (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder the Determination
               Date), whichever is higher; and

          (2) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any 'consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B) (2) shall be required to be met with respect to each class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of voting stock beneficially owned by the Interested Stockholder, which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) n the transaction in which it became in Interested Stockholder, whichever is higher;

                    (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series, of Voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

          (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as were previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of Shares of such class or series of Voting Stock beneficially acquired prior to the Announcement Date; and

          (4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                    (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation.

                    (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                    (iii) such interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

          (5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (c)  For the purposes of this Article 7:

          (A) A "person" shall mean any individual, firm or corporation or other entity.

          (B) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (1) is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock; or

               (2) is an Affiliate of the Interested Stockholder and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested' Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (C)  A person shall be a "beneficial owner" of any Voting Stock:

               (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (2)  which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

               (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares, of Voting Stock.

          (D) For the purposes of determining g whether a person is an Interested Stockholder pursuant to (c) (B) of this Article 7, the number of shares of Voting Stock deemed to be outstanding shall include shares owned through application of (c) (C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 1, 1985.

          (F) "Subsidiary" means any corporation more than 50 percent of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definition of Interested Stockholders set forth in
     (c) (B) of this Article 7 the term "Subsidiary" shall mean only acorporation of which a majority of each class or equity security is owned, directly or indirectly, by the Corporation.

          (G) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          (H) "Fair Market Value" means: (1)/ in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock in the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the disinterested Directors in good faith.

          (I) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in (b)
     (B) (1) and (2) of this Article 7 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (J) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

          (K) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

               (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 7, including, without limitation (A) whether a person is an Interested Stockholder,
          (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether the requirements of (b) of this Article 7 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article 7.

               (e) Nothing contained in this Article 7 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

               (f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this
          Article 7 or to adopt any provision inconsistent therewith.

     8. Special meetings of the stockholders may be called only by the Board of Directors and the power of stockholders to call a special meeting for any and all purpos es whatsoever is specifically denied.

     9. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation), the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Articles 5, 6, 8 and 9 of the Certificate of Incorporation; provided further that the provisions of this Article 9 shall not apply to, and only such vote as shall be required by statute shall be required for, any amendment, alteration, change or repeal recommended to the stockholders by two-thirds of the whole Board of Directors of the Corporation, provided that and so long as a majority of the members of the Board of Directors acting upon such matter shall becontinuing directors (as defined in Article 5 of this Certificate of Incorporation).

     10. The Board of Directors shall have the power to make, alter, or repeal By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

     11. No person who is or was at any time a director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach .of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article shall not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date the Liability

Amendment becomes effective. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

     12.  The name and mailing address of the incorporator is as follows:

Name                                            Mailing Address
----                                            ---------------

Melinda O'Donnell                              100 Jericho Quadrangle
                                               Jericho, New York  11753

Signed at Jericho, New York
on September 30, 1987.

                                               /S/Melinda O'Donnell
                                               --------------------------
                                                     Incorporator

                              CERTIFICATE OF MERGER

                                      -of-

                          NU HORIZONS ELECTRONICS CORP.
                            (A New York corporation)

                                      into

                          NU HORIZONS ELECTRONICS CORP.
                            (A Delaware corporation)

     The undersigned corporation, NU HORIZONS ELECTRONICS CORP., DOES HEREBY
CERTIFY:

     FIRST:    The name and state of incorporation of each of the corporations of the merger is as follows:

             Name                            State of Incorporation
             ----                            ----------------------

NU HORIZONS ELECTRONICS CORP.                New York
NU HORIZONS ELECTRONICS CORP.                Delaware


     SECOND:   That a Plan and Agreement of Merger between the parties to the merger has been adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD:    The name of the surviving corporation of the merger is NU
HORIZONS ELECTRONICS CORP., a Delaware corporation.

     FOURTH:   That the Certificate of Incorporation of NU HORIZONS ELECTRONICS
CORP., a Delaware corporation shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Plan and Agreement of Merger is on file at the office of the principal place of business of the surviving corporation. The address of said principal place of business is: 6000 New Horizons Boulevard, Amityville, New York 11701.

     SIXTH:    That a copy of the Plan and Agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                          Par value per share
                                                          or statement that
                                           Number         shares are without
Corporation            Class               of Shares      par value
-----------            -----               ---------      -------------------

Nu Horizons            Common Stock        10,000,000     $.01 par value
Electronics Corp.
(New York)             Preferred Stock      1,000,000     $1.00 par value



                                            NU HORIZONS ELECTRONICS CORP.

                                            By:/s/ Irving Lubman
                                               ------------------------------
                                                Irving Lubman
                                                Chairman of the Board

ATTEST

By:/s/ Richard S. Schuster
   --------------------------------
    Richard S. Schuster
    Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NU HORIZONS ELECTRONICS CORP.


                  Nu Horizons Electronics, Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the board of directors of the Corporation, at a meeting duly held on May 24, 1994, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of
Incorporation:

                  RESOLVED, that the Certificate of Incorporation of Nu Horizons Electronics Corp. be amended by deleting Article 4 thereof and substituting, in lieu thereof, the following:

                  "4. The aggreate number of shares which the Corporation shall have the authority to issue is twenty-one million (21,000,000), consisting of twenty million (20,000,000) shares of Common Stock of the par value of two-thirds of one cent ($.0066) per share and one million (1,000,000) shares of Preferred Stock of the par value of one dollars ($1.00) per share. The Preferred Stock may be issued in Series and the number, designations relative rights, preferences and limitation of shares of each series of Preferred Stock, one dollar ($1.00) per share par value, shall be fixed by the Board of Directors.

                      The holders of Common Stock shall be entitled to one vote
                  for each share held; the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; and in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively."

                  SECOND: That the Stockholders of the Corporation have approved such amendment at a meeting duly held on September 14, 1994.

                  THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Arthur Nadata, its President, and attested by Richard S. Schuster, its Secretary, this _ day of September, 1994.

                                      NU HORIZONS ELECTRONICS CORP.

                                      By:/s/ Arthur Nadata
                                         -------------------------------------
                                          Arthur Nadata
                                          President

ATTEST:

By:/s/ Richard S. Schuster
   ----------------------------
   Richard S. Schuster
   Secretary

                                                                       Exhibit A

                                     FORM

                                      of

                          CERTIFICATE OF DESIGNATION

                                      of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                         NU HORIZONS ELECTRONICS CORP.

       (Pursuant to Section 151 of the Delaware General Corporation Law)


         Nu Horizons Electronics Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on May 26, 1999:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby adopts, effective as of June 9, 1999, a Certificate of Designation establishing the Series A Junior Participating Preferred Stock, and the relative rights, preferences, and limitations of such Series A Junior Participating Preferred Stock, as follows:

          Series A Junior Participating Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be
                     ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 20,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.   Dividends and Distributions.

                (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.0066 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred
                --------------
Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.
                    ---------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock
                    ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any
                    ---------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (l)of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall
                    ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.     No Redemption. The shares of Series A Preferred Stock shall
                    --------------
not be redeemable.

     Section 9.     Rank. The Series A Preferred Stock shall rank, with respect
                    ----
to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10.    Amendment. The Certificate of Incorporation of the
                    ----------
Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Amendment is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 26th day of May, 1999.

                                       /s/ Irving Lubman
                                       --------------------------------------
                                       Chairman of the Board

Attest:


/s/ Richard Schuster
------------------------------
Secretary

                           CERTIFICATE OF AMENDMENT
                    OF THE CERTIFICATE OF INCORPORATION OF

                         NU HORIZONS ELECTRONICS CORP.
                         -----------------------------

     NU HORIZONS ELECTRONICS CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors, Inc. of NU HORIZONS ELECTRONICS CORP., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article 4 of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

               "4. The aggregate number of shares which the Corporation shall have the authority to issue is fifty-one million (51,000,000), consisting of fifty million (50,000,000) shares of Common Stock of the par value of two-thirds of one cent ($.0066) per share and one million (1,000,000) shares of Preferred Stock of the par value of one dollar ($1.00) per share. The Preferred Stock may be issued in Series and the number, designations relative rights, preferences and limitation of shares of each series of Preferred Stock, one dollar ($1.00) per share par value, shall be fixed by the Board of Directors.

               The holders of Common Stock shall be entitled to one vote for each share held; the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; and in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively."

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said NU HORIZONS ELECTRONICS CORP. has caused this certificate to be signed by Arthur Nadata, its President and Richard Schuster, its Secretary, this 9/th/ day of November, 2000.

                                             NU HORIZONS ELECTRONICS CORP.


                                             By:/s/ Arthur Nadata
                                                --------------------------------
                                                Arthur Nadata, President

ATTEST:

By:/s/ Richard Schuster
   -----------------------------------
Richard Schuster, Secretary